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                                                                    EXHIBIT 10.4

          CORPORATE DEVELOPMENT AND ADMINISTRATIVE SERVICES AGREEMENT


     This Corporate Development and Administrative Services Agreement, dated as of August 17, 1998, is entered into among Brentwood Private Equity LLC, a Delaware limited liability company ("BPE"), Charlesbank Capital Partners, LLC, a Delaware limited liability company ("Charlesbank" and together with BPE, each an "Advisor" and together, the "Advisors"), Bell Sports, Inc., a California Corporation ("BSI") and Bell Sports Corp., a Delaware corporation (together with all of its subsidiaries, including BSI, the "Company"). For and in consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.   Services and Resources.
          ----------------------

     1.1 The Advisors will assist materially in the corporate development activities of the Company and contribute to the administration of the business growth efforts of Company by providing the following services to Company:

          (a) assistance in analyzing, structuring and negotiating the terms of investments and acquisitions;

          (b) researching, identifying, contacting, meeting and negotiating with prospective sources of debt and equity financing;

          (c) preparing, coordinating and conducting presentations to prospective sources of debt and equity financing;

          (d) assistance in structuring and establishing the terms of debt and equity financing; and

          (e) assistance and advice in connection with the preparation of Company's financial and operating plans.

     1.2 In rendering the services described above, the Advisors may do, or cause others to do, all things that in the good faith judgment of the Advisors are necessary, proper or desirable to discharge the aforementioned duties and responsibilities, including, without limitation, employing the services of any other person or persons (including administrative and support services personnel of other entities associated with the Advisors) and paying to any such other person or persons such amounts as the Advisors may deem reasonable and appropriate in the circumstances and as may be approved by Company from time to time.
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     2.   Reimbursement and Compensation.
          ------------------------------

     2.1  Reimbursement.  As partial consideration for the services to be
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provided pursuant to Section 1 hereof, Company agrees that it shall pay to each of the Advisors or another party designated by any Advisor, in reimbursement of fees and expenses incurred or advanced by or on behalf of such Advisor or any persons or entities associated with such Advisor, the following:

          (a) all travel and reasonable fees and expenses incurred from time to time in performing the services described in Section 1 hereof;

          (b) all reasonable fees and costs of legal counsel and accountants and all reasonable out-of-pocket expenses incurred in connection with the investments of any entities affiliated with either of the Advisors (collectively, the "Affiliated Investors") in Company, including, without limitation, all reasonable fees and expenses incurred with respect to (A) the formation, organization and initial capitalization of the Company and
     (B) the negotiation, documentation and consummation of those matters described in clause (A) of this paragraph (b), including the negotiation and preparation of this Agreement;

          (c) all reasonable fees and expenses (recurring and nonrecurring) incurred hereinafter in connection with all investments of the Affiliated Investors in the Company, including, without limitation, all reasonable fees and expenses incurred with respect to (A) requested waivers of any rights of any of the Investors relating to, or the consent of any of the Investors to, contemplated acts of Company (whether or not granted or obtained), (B) preparation and distribution to the Affiliated Investors of financial statements, tax returns and other information or reports relating to such Affiliated Investors' interests in the Company (including the reasonable fees and costs of accountants and other experts incurred in connection therewith) and (C) customary maintenance and monitoring activities associated with the Investors' interest in Company; and

          (d) all reasonable fees and expenses (recurring and nonrecurring) incurred hereafter in connection with (A) any direct or indirect contribution of capital to, investment in or financing of Company by any of the Affiliated Investors, (B) any sale, distribution or other transfer of, or any alteration of, any direct or indirect Company interest of any of the Affiliated Investors, including, without limitation, the sale of all or a part of the business or assets of Company or the merger, consolidation or recapitalization of Company and (C) compliance with all applicable Federal, state and local laws, rules and regulations with respect to the matters described in paragraphs (a) through (c) above and in this paragraph (d).

                                      -2-
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Company shall reimburse each of the Advisors all amounts pursuant to this
Section 2.1 in cash promptly upon receipt of a written statement setting forth in reasonable detail the fees and expenses for which such Advisor is seeking reimbursement.

     2.2  Compensation.
          ------------

          (a) As partial consideration for the services to be provided pursuant to Section 1 hereof, the Company shall pay to each of the Advisors, or another party designated any Advisor, a monitoring fee (the "Monitoring Fee") from the "Monitoring Fee Commencement Date" through the last day of the term of this Agreement. The "Monitoring Fee Commencement Date" will be the earlier of (i) the date on which 95% of the aggregate amount committed to be invested by the partners of Brentwood Associates Buyout Fund II, L.P. ("BABF II") has been invested by BABF II or (ii) January 3, 2001. The amount of the Monitoring Fee shall be an amount equal to one half of one percent (0.5%) of the aggregate capital invested by the Advisors and their affiliates. The Monitoring Fee, payable to each Advisor, shall be paid in two equal installments in advance (i) on or before January 10 of each year with respect to the half year beginning on January 1 of such year and (ii) on or before July 10 of each year with respect to the half year beginning on July 1 of such year. The Monitoring Fee for any partial period shall be prorated on the basis of the ratio that the total number of days in the half year during which the obligation to pay the Monitoring Fee is effective under this Agreement bears to 182. To the extent that any portion of the Monitoring Fee for the final half year has been prepaid but has not been earned, each of the Advisors shall cause the unearned portion (determined by the method set forth in the immediately preceding sentence) of such payment paid to such Advisors to be refunded to Company. Subject only to the immediately preceding sentence, all amounts paid under this
     Section 2.2 shall be nonrefundable. The Monitoring Fee, if not payable when due because of an event of default under the Company's senior secured credit facility or a default under the indenture for the Company 11% Senior Subordinated Notes due 2008, will accrue until such time as the Monitoring Fee is payable in cash.

          (b) As partial compensation for the financial advisory services to be provided pursuant to Section 1 hereof, Company shall pay to each of the Advisors, or another party designated by any Advisor, an advisory fee equal to three quarters of one percent (0.75%) of the aggregate amount of all capital investments (excluding maintenance capital investments in existing facilities or equipment of the Company and its subsidiaries solely for the general upkeep and repair of those facilities and equipment) made by the Company and of all amounts paid by the Company in connection with any acquisitions, including the transactions contemplated by the Agreement and Plan of Recapitalization and Merger dated February 17, 1998, as amended on April 8, 1998, between Bell Sports Corp. and HB Acquisition Corporation. Such fee shall be payable

                                      -3-
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     concurrently with the making of any such investment or the closing of any such acquisition.

     3.   General. This Agreement (i) constitutes the entire agreement and
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supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the specific subject matter hereof; (ii) is not intended to confer upon any person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided in this Agreement; (iii) shall not be assigned by operation of law or otherwise; (iv) shall be governed by, and construed in accordance with, the internal substantive laws (but not the law governing choice of law) of the State of Delaware; (v) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute a single agreement; and (vi) may be amended only by a written instrument executed by or on behalf of the parties hereto.

     4.   Construction.  All Section and paragraph titles or captions contained
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in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate, the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Section, paragraph or other subdivision; and all Section, paragraph and other subdivision references contained herein refer to Sections, paragraphs and other subdivisions hereof unless another agreement or instrument is specifically referenced. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions. Time is of the essence for each and every term and condition of this Agreement in which time is a factor.

     5.   Severability.  If any term or provision of this Agreement or the
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application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

     6.   Term.  This Agreement shall terminate upon the first to occur of (i)
          ----
the date of termination of this Agreement set forth in a written instrument executed by the parties hereto expressly terminating this Agreement and (ii) the first to occur of (A) the closing of an acquisition of Company through an asset purchase, merger or sale of 80% (in value) or more of the outstanding equity securities of Company in which the consideration is all cash or (B) the final distribution in liquidation of Company following the dissolution of Company.


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                                      [Corp. Dev. and Admin. Services Agreement]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement with the intent to be legally bound, all as of the date first above set forth.


                                      BELL SPORTS CORP.


                                      By:_______________________________________


                                      BELL SPORTS, INC.


                                      By:_______________________________________


                                      (Signatures continued on following page)

                                      [Corp. Dev. and Admin. Services Agreement]


                                      BRENTWOOD PRIVATE EQUITY LLC


                                      By:_______________________________________
                                         Managing Member


                                      CHARLESBANK CAPITAL PARTNERS, LLC


                                      By:_______________________________________
                                         Authorized Signatory


                                      By:_______________________________________
                                         Authorized Signatory